Exhibit 99.1

Longboard Pharmaceuticals Reports Second Quarter 2024 Financial Results and Provides Corporate Updates

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Bexicaserin (LP352) received Breakthrough Therapy designation (BTD) for the treatment of seizures associated with Developmental and Epileptic Encephalopathies (DEEs) for patients two years of age or older
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Bexicaserin demonstrated a sustained, durable response in seizure reduction and a favorable safety and tolerability profile across a broad range of DEEs in an interim analysis of the Open-Label Extension (OLE) of the Phase 1b/2a PACIFIC Study
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Completed End of Phase 2 Meeting to discuss Longboard’s global Phase 3 program for bexicaserin, which is on track to initiate in H2 2024
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Longboard plans to host an Investor & Analyst Event on September 16 to highlight details of the global Phase 3 plan for bexicaserin
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LP659 demonstrated a rapid reduction of lymphocytes in a dose- and formulation-dependent manner and was generally safe and well tolerated in a first-in-human Phase 1 single-ascending dose (SAD) study
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Ended second quarter 2024 with $304.9 million in cash, cash equivalents and investments; cash runway is expected to support current planned operations into 2027

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Longboard to host conference call and webcast today at 4:30 PM ET

LA JOLLA, Calif., August 1, 2024 – Longboard Pharmaceuticals, Inc. (Nasdaq: LBPH), a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases, today provided a corporate update and reported second quarter 2024 financial results.

“The first half of the year has been monumental for Longboard and underpins the vision that we have been working towards since the inception of the Company, which is to help a broad range of patients living with devastating neurological conditions. With bexicaserin receiving Breakthrough Therapy designation for seizures associated with DEEs, it highlights the significant unmet need that still exists for so many patients. I want to thank the entire DEE community for this important milestone because this was the culmination of years of hard work and determination from families, physicians and advocates,” stated Kevin R. Lind, Longboard’s President and Chief Executive Officer. “We are proud to be the first company to generate a compelling clinical data set to evaluate DEE as a potential indication, and I want to thank the FDA for their collaboration along the way. We look forward to sharing trial design and details of our highly anticipated global Phase 3 program at an R&D Day in September.”

Dr. Randall Kaye, Longboard’s Chief Medical Officer stated, “We are pleased to share topline SAD results today for LP659, our centrally acting, highly selective S1P receptor modulator. In this study, LP659 was generally safe and well tolerated and demonstrated a dose- and formulation-dependent lymphocyte reduction in healthy volunteers. We plan to provide additional updates this year related to our planned multiple-ascending dose trial following regulatory discussions. The depth of scientific data generated to date supports multiple potential attractive orphan CNS commercial opportunities.”

RECENT UPDATES AND UPCOMING MILESTONES:

Bexicaserin (LP352), an oral, centrally acting, 5-HT2C superagonist in development for the potential treatment of seizures associated with DEEs

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Longboard plans to host an Investor & Analyst Event on September 16 in New York, NY, to highlight details of the global Phase 3 plan for bexicaserin
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PACIFIC OLE interim analysis safety and tolerability data accepted as a late-breaker at the International League Against Epilepsy (ILAE) European Epilepsy Congress (ECC) 2024 in September
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U.S. Food and Drug Administration (FDA) granted Breakthrough Therapy designation for bexicaserin for the treatment of seizures associated with DEEs for patients two years of age or older
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End of Phase 2 Meeting with U.S. Food and Drug Administration (FDA) has been completed, and alignment with other regulatory agencies is ongoing
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PACIFIC open-label extension (OLE) interim analysis results demonstrated a sustained, durable response in seizure reduction and a favorable safety and tolerability profile across a broad range of DEEs
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Phase 3 initiation expected in H2 2024

LP659, an oral, centrally acting, S1P receptor subtypes 1 and 5 (S1P1,5) modulator in development for the potential treatment of rare neuroinflammatory conditions

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Phase 1 SAD topline data
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LP659 was generally safe and well tolerated
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Adverse events were mild
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No treatment emergent adverse events (TEAEs) leading to discontinuation
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No serious adverse events (SAEs) observed
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Impact on heart rate was low throughout the study with no first dose bradycardia
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No abnormal electrocardiograms, no atrioventricular (AV) block, or abnormal echocardiograms
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No abnormal pulmonary/spirometry and ophthalmologic assessments
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No infections reported
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LP659 demonstrated a rapid reduction of lymphocytes in a dose- and formulation-dependent manner

SECOND QUARTER 2024 FINANCIAL RESULTS:

Balance Sheet Highlights

At June 30, 2024, Longboard’s cash, cash equivalents and short-term investments were approximately $304.9 million.

Operating Results

Research and development expenses were $20.4 million for the three months ended June 30, 2024, an increase of $7.9 million, or 63%, compared to $12.5 million for the three months ended June 30, 2023. The net increase of $7.9 million is primarily related to increases of $3.8 million in clinical trial and preclinical expenses related to bexicaserin, $2.7 million in personnel-related expenses, $0.7 million in clinical trial and preclinical expenses related to LP659 and $0.7 million in other miscellaneous research and development related expenses.

General and administrative expenses were $5.2 million for the three months ended June 30, 2024, an increase of $2.1 million, or 67%, compared to $3.1 million for the three months ended June 30, 2023. The net increase of $2.1 million is primarily related to increases of $1.6 million in personnel-related expenses, $0.3 million in consulting and professional fees and $0.2 million of miscellaneous expenses.

Conference Call and Webcast Details

Longboard will host a conference call today at 4:30pm ET. Stockholders and other interested parties may participate in the call by following the instructions below. The live webcast can be accessed on the Events & Presentations portion of the investor page of Longboard’s website at https://ir.longboardpharma.com. A replay will be available on Longboard’s website shortly after completion of the event and will be archived for at least 30 days.

Participant Webcast Link: https://edge.media-server.com/mmc/p/qv83ogjy

Participant Dial-In:

USA & Canada - Toll-Free (800) 715-9871

United States - Toll (646) 307-1963

Conference ID: 3710661

ABOUT LONGBOARD PHARMACEUTICALS

Longboard Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases. Longboard is working to advance a portfolio of centrally acting product candidates designed to be highly selective for specific G protein-coupled receptors (GPCRs). Longboard’s small molecule product candidates are based on more than 20 years of GPCR research. Longboard plans to advance bexicaserin (LP352), an oral, centrally acting 5-hydroxytryptamine 2C (5-HT2C) receptor superagonist, with no observed impact on 5-HT2B and 5-HT2A receptor subtypes, into a global Phase 3 program. The FDA has granted Breakthrough Therapy designation for bexicaserin for the treatment of seizures associated with Developmental and Epileptic Encephalopathies (DEEs) for patients two years of age and older. Earlier this year, Longboard reported positive topline data from a Phase 1b/2a clinical trial (the PACIFIC Study) evaluating bexicaserin in participants with DEEs. Longboard is also evaluating LP659, an oral, centrally acting, sphingosine-1-phosphate (S1P) receptor subtypes 1 and 5 modulator, which is in development for the potential treatment of rare neuroinflammatory conditions. Longboard recently completed a Phase 1 single-ascending dose (SAD) clinical trial for LP659 in healthy volunteers.

Bexicaserin and LP659 are investigational compounds that are not approved for marketing by the FDA or any other regulatory authority.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. In some cases, you can identify forward-looking statements by words such as “on track to”, “before”, “plan”, “expect”, “focused on”, “vision”, “potential”, “look forward”, “opportunity”, “upcoming”, “ongoing”, “working to”, “designed to”, the negative, plural or other tenses of these words, references to future dates or time periods, or other comparable language, and they may include, without limitation, statements about the following: Longboard’s clinical and preclinical product candidates, including plans, study design, and timing of study initiation of the planned global Phase 3 program for bexicaserin, the PACIFIC OLE study for bexicaserin and the complete data from such study, the Phase 1 SAD study for LP659 and plans for further development of LP659, their potential (including to be transformative, the number and type of conditions they may address, their ability to address an unmet need, and their commercial opportunity), and their design and characteristics; Longboard’s planned conference call and webcast, Investor & Analyst Event, and PACIFIC OLE interim analysis data presentation; Longboard’s cash position, expenses and runway to support operations; and Longboard’s focus and work. For such statements, Longboard claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Longboard’s expectations. Factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements include, but are not limited to, the following: risks related to Longboard’s limited operating history, financial position and need for additional capital; Longboard will need additional managerial and financial resources to advance all of its programs, and you and others may not agree with the manner Longboard allocates its resources; the standard for Breakthrough Therapy designation is not the same as the standard for drug approval, the clinical evidence supporting Breakthrough Therapy designation is preliminary, and not all drugs designated as Breakthrough Therapies ultimately will be shown to have substantial improvement over available therapies; the FDA may later decide to rescind a Breakthrough Therapy designation if it determines the designation is no longer supported by subsequent data; Longboard’s product candidates are in the early phases of a lengthy research and development process, the timing, manner and outcome of research, development and regulatory review is uncertain, and Longboard’s product candidates, including bexicaserin and LP659, may not advance in research or development or be approved for marketing; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline or interim data may not accurately reflect the complete results of a particular study or trial and remain subject to audit, and final data may differ materially from topline or interim data; risks related to the development and commercialization of Longboard’s product candidates; enrolling participants in clinical trials is competitive and challenging; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Longboard or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; risks related to relying on licenses or collaborative arrangements; other risks related to Longboard’s dependence on third parties; competition; product liability or other litigation or disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to regulatory compliance; and risks related to Longboard’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements are disclosed in Longboard’s filings with the Securities and Exchange Commission (SEC). These forward-looking statements represent Longboard’s judgment as of the time of this release. Longboard disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

CORPORATE CONTACT:

Megan E. Knight
VP, Head of Investor Relations
IR@longboardpharma.com

858.789.9283

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Financial Tables Follow

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
(in thousands, except share and per share data)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$14,599	$14,331
Short-term investments	290,274	34,167
Prepaid expenses and other current assets	3,932	1,723
Total current assets	308,805	50,221
Right-of-use assets	3,855	472
Property and equipment	1	4
Other long-term assets	244	—
Total assets	$312,905	$50,697
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,475	$1,001
Accrued research and development expenses	9,347	4,556
Accrued compensation and related expenses	2,070	3,374
Accrued other expenses	551	368
Right-of-use liabilities, current portion	294	475
Total current liabilities	14,737	9,774
Right-of-use liabilities, net of current portion	3,568	—
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value; authorized shares - 10,000,000 at June 30, 2024 and December 31, 2023; issued and outstanding shares - none at June 30, 2024 and December 31, 2023	—	—
Voting common stock, $0.0001 par value; authorized shares - 300,000,000 at June 30, 2024 and December 31, 2023; issued and outstanding shares - 33,613,299 and 22,096,494 at June 30, 2024 and December 31, 2023, respectively	3	2
Non-voting common stock, $0.0001 par value; authorized shares - 10,000,000 at June 30, 2024 and December 31, 2023; issued and outstanding shares - 5,270,755 and 2,420,755 at June 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	472,407	181,563
Accumulated other comprehensive loss	(475)	(78)
Accumulated deficit	(177,335)	(140,564)
Total stockholders' equity	294,600	40,923
Total liabilities and stockholders' equity	$312,905	$50,697

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Operating expenses:
Research and development	$20,445	$12,536	$33,615	$21,066
General and administrative	5,198	3,106	10,138	6,538
Total operating expenses	25,643	15,642	43,753	27,604
Loss from operations	(25,643)	(15,642)	(43,753)	(27,604)
Interest income, net	3,905	660	7,038	1,176
Other expense	(47)	(17)	(56)	(27)
Net loss	$(21,785)	$(14,999)	$(36,771)	$(26,455)

Net loss per share, basic and diluted	$(0.56)	$(0.65)	$(0.99)	$(1.22)

Weighted-average shares outstanding, basic and diluted	38,880,336	22,968,920	37,101,065	21,696,427

Comprehensive loss:
Net loss	$(21,785)	$(14,999)	$(36,771)	$(26,455)
Unrealized gain (loss) on short-term investments	(109)	131	(397)	402
Comprehensive loss	$(21,894)	$(14,868)	$(37,168)	$(26,053)